Exhibit 99.1

For Immediate Release

GEORGIA-CAROLINA BANCSHARES ANNOUNCES
RECORD ANNUAL EARNINGS

January 30, 2013
Augusta, Georgia

Georgia-Carolina Bancshares, Inc. (GECR.OB) (the “Company”), parent company of First Bank of Georgia, today  reported  net income of $6,621,000, or $1.84 per diluted common share, for the twelve months ended December 31, 2012, compared to net income of $4,099,000, or $1.15 per diluted common share, for the twelve months ended December 31, 2011. The Company reported that net income totaled $1,392,000, or $0.39 per diluted common share, for the three months ended December 31, 2012, compared to net income of $938,000, or $0.26 per diluted common share, for the three months ended December 31, 2011.

Book value increased $1.92 during the year and totaled $15.96 per common share at December 31, 2012, compared to book value of $14.04 per common share at December 31, 2011.  Reported earnings represent a 12.16% return on average equity and a 1.34% return on average assets for the twelve months ended December 31, 2012.

Remer Y. Brinson III, President & CEO of the Company, stated “We have reported very strong earnings performance in 2012 as evidenced by our increased quarterly and year to date income, when compared to the same periods last year. Our results reflect increased net interest income and sizeable increases in mortgage origination income.  During the year, we recorded less in loan loss provision expense and more in other real estate valuation expense when compared to 2011.  This is the result of the movement of non-performing loans to other real estate owned and then to liquidation.  During 2012, we had $5.2 million in additions to other real estate owned while reductions and liquidations for the year totaled $6.3 million.”

“Total non-performing assets have continued to decline and now represent 1.93% of assets, compared to 2.99% at December 31, 2011.  Net charge offs  also declined to $245,000 or  .09% of net average loans for the twelve months ended December 31, 2012, as compared to $2,789,000 or .90% of average loans for the twelve months ended December 31, 2011.”

Brinson continued, “Despite our strong performance in 2012, we continue to experience a relatively weak economy. Loan demand remains soft and the sustainability of the strong mortgage origination volume is uncertain.  However, we continue to provide a high level of customer service while maintaining strong expense control.  Our capital ratios are very strong which enabled us to offer the payment of quarterly cash dividends to shareholders in 2012.”

Total assets increased 2.62% to $506.2 million since December 31, 2011.  Total loans, excluding loans held for sale, declined 6.9% during the twelve months ended December 31, 2012, to $265.8 million.  However, loans held for sale increased 7.1% since year end 2011, reflecting the increased mortgage origination volume.  For the twelve months ended December 31, 2012, total deposits increased 1.35% to $417 million, including core deposit growth of 15.9%.  Core deposits totaled $247.6 million at December 31, 2012.

First Bank of Georgia has previously announced plans to open a new branch office in Evans, Georgia, which will represent our seventh branch location. This office is projected to open in the first half of 2013.

Georgia-Carolina Bancshares’ common stock is quoted on the OTC Bulletin Board under the symbol “GECR”.  First Bank of Georgia conducts banking operations through offices in Richmond County (Augusta), Columbia County, and McDuffie County (Thomson), Georgia and operates mortgage origination offices in  Augusta and Savannah, Georgia.

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which can generally be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “plans” or similar expressions to identify forward-looking statements, and are made on the basis of management’s plans and current analyses of the Company, its business and the industry as a whole.  These forward-looking statements are subject to risks and uncertainties, including, but not limited to, economic and market conditions, competition, interest rate sensitivity and exposure to regulatory and legislative changes, and other risks and uncertainties described in the Company’s periodic filings with the Securities and Exchange Commission.

Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate.  Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized.  The inclusion of this forward-looking information should not be construed as a representation by the Company or any person that the future events, plans, or expectations contemplated by the Company will be achieved.  The Company undertakes no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

GEORGIA-CAROLINA BANCSHARES, INC.
Consolidated Balance Sheets
(dollars in thousands)

	December 31,	December 31,
	2012	2011
ASSETS

Cash and due from banks	$30,279	$34,902
Securities available-for-sale	132,760	100,283
Loans	265,831	285,614
Allowance for loan losses	(5,954)	(6,804)
Loans, held for sale	48,432	45,227
Bank premises and fixed assets	8,790	8,979
Accrued interest receivable	1,772	1,732
Other real estate owned, net of allowance	5,876	6,990
Federal Home Loan Bank stock	1,865	2,070
Bank-owned life insurance	10,001	9,609
Other assets	6,523	4,650

Total assets	$506,175	$493,252

LIABILITIES AND SHAREHOLDERS' EQUITY

Deposits
Non-interest bearing	$70,880	$52,735
Interest-bearing:
NOW accounts	57,482	44,646
Savings	64,236	63,210
Money market accounts	54,982	52,981
Time deposits of $100,000, and over	111,537	134,655
Other time deposits	57,839	63,168
Total deposits	416,956	411,395

Federal Home Loan Bank and other borrowings	25,028	25,000
Repurchase agreements	3,333	3,565
Other liabilities	4,533	2,847

Total liabilities	449,850	442,807

Shareholders' equity
Preferred stock, par value $.001; 1,000,000 shares authorized; none issued	-	-
Common stock, par value $.001; 9,000,000 shares authorized; 3,528,296 and 3,592,140 shares issued and outstanding	4	4
Additional paid-in-capital	15,687	16,301
Retained earnings	39,177	32,988
Accumulated other comprehensive income	1,457	1,152
Total shareholders' equity	56,325	50,445
Total liabilities and shareholders' equity	$506,175	$493,252

GEORGIA-CAROLINA BANCSHARES, INC.
Consolidated Statements of Income
(dollars in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Interest income	2012	2011	2012	2011
Interest and fees on loans	$4,265	$4,786	$18,019	$19,624
Interest on taxable securities	504	472	2,046	2,208
Interest on nontaxable securities	104	105	439	403
Interest on Federal funds sold and other interest	14	16	65	88
Total interest income	4,887	5,379	20,569	22,323

Interest expense
Interest on time deposits of $100,000 or more	325	514	1,600	2,523
Interest on other deposits	315	422	1,403	2,156
Interest on funds purchased and other borrowings	9	227	679	1,023
Total interest expense	649	1,163	3,682	5,702

Net interest income	4,238	4,216	16,887	16,621

Provision for loan losses	(306)	520	(605)	1,727

Net interest income after provision for loan losses	4,544	3,696	17,492	14,894

Noninterest income
Service charges on deposits	410	409	1,524	1,531
Gain on sale of mortgage loans	2,652	2,163	11,376	8,185
Gain on sale of securities	(116)	44	(105)	58
Other income/loss	467	411	1,858	1,396

Total noninterest income	3,413	3,027	14,653	11,170

Noninterest expense
Salaries and employee benefits	2,978	2,989	12,329	11,883
Occupancy expenses	388	385	1,556	1,547
Other real estate expenses	875	365	2,284	1,084
Other expenses	2,082	1,616	6,692	5,613
Total noninterest expense	6,323	5,355	22,861	20,127

Income before income taxes	1,634	1,368	9,284	5,937

Income tax expense	242	430	2,663	1,838

Net income	$1,392	$938	$6,621	$4,099

Net income per share of common stock
Basic	$0.39	$0.26	$1.84	$1.15
Diluted	$0.39	$0.26	$1.84	$1.15

Dividends per share of common stock	$0.04	$-	$0.12	$-